UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2016

Viavi Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 404-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 16, 2016, Viavi Solutions Inc. (the “Company”) entered into a Separation Agreement with each of Susan Spradley, Executive Vice President & General Manager, Product Line Management & Design, Network Enablement and Service Enablement, and Dion Joannou, Senior Vice President, Global Sales, Network Enablement and Service Enablement. Ms. Spradley and Mr. Joannou will continue to be employed by the Company until January 31, 2017, to facilitate a transition of their duties.

Ms. Spradley and Mr. Joannou will receive severance benefits under the Company’s Executive Severance and Retention Plan as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2015.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders (the “Meeting”) was held on November 15, 2016. At the Meeting, the stockholders voted on the following proposals, each of which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 30, 2016:

Proposal 1: To elect eight directors to serve until the 2017 Annual Meeting of Stockholders:

Director	For	Against	Abstain	Broker Non-Votes
Richard Belluzzo	163,657,113	2,638,545	73,558	39,759,855
Keith Barnes	162,768,986	3,526,393	73,837	39,759,855
Tor Braham	165,558,905	737,186	73,125	39,759,855
Timothy Campos	163,328,406	2,965,384	75,426	39,759,855
Donald Colvin	165,569,035	724,645	75,536	39,759,855
Masood Jabbar	165,543,082	750,607	75,527	39,759,855
Pamela Strayer	163,291,733	3,003,376	74,107	39,759,855
Oleg Khaykin	165,550,432	743,096	75,688	39,759,855

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2017:

For	Against	Abstain
202,323,528	3,590,213	215,330

Proposal 3: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
159,328,103	6,238,583	802,530	39,759,855

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

By:	/s/ Kevin Siebert
Kevin Siebert Vice President, General Counsel and Secretary

November 17, 2016